Exhibit 99.1

Exa Reports Fourth Quarter Fiscal 2014 Financial Results

Fourth Quarter Revenue Increases 16% Year-over-Year, or 18% on a Constant Currency Basis

Burlington, Mass., March 24, 2014 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the fourth quarter and full year fiscal 2014, which ended January 31, 2014.

“We are pleased to report increasing business momentum with fourth quarter revenue up 16% from a year ago, or 18% on a constant currency basis. This performance is the product of increasing demand for our simulation technology, combined with the results of investments in our growth across the organization,” said Stephen Remondi, President and Chief Executive Officer of Exa. “We are also pleased that for the full year revenue increased 12%, or 14% on a constant currency basis, as we made progress toward reaching our target of 15% to 20% top-line growth. With the success of our strategy in fiscal 2014, we plan to step up investments that we believe are driving increasing revenue growth and strengthening our position in the market. We believe this is the right strategy to solidify a foundation for delivering continued healthy growth, and drive shareholder value over the longer-term.”

Fourth Quarter Fiscal 2014 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2014, which ended January 31, 2014, was $15.2 million, an increase of 16% compared to $13.1 million in the comparable period in fiscal 2013. Revenue in the fourth quarter grew by 18% on a constant currency basis, compared with the corresponding period in fiscal 2013.

•	License revenue was $12.0 million for the fourth quarter of fiscal 2014, compared to $10.6 million in the comparable period in fiscal 2013, representing an increase of 14%, or 15% on a constant currency basis.

•	Project revenue was $3.2 million for the fourth quarter of fiscal 2014, compared to $2.5 million in the comparable period in fiscal 2013, representing an increase of 26%, or 30% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(0.2) million in the fourth quarter of fiscal 2014, compared to GAAP loss from operations of $(0.2) million in the comparable period in fiscal 2013.

•	Non-GAAP income from operations was $0.3 million in the fourth quarter of fiscal 2014, compared to non-GAAP income from operations of $0.1 million in the comparable period in fiscal 2013.

•	Adjusted EBITDA was $0.8 million in the fourth quarter of fiscal 2014, compared to $0.7 million in the comparable period in fiscal 2013.

•	GAAP net income was $0.1 million in the fourth quarter of fiscal 2014, compared to GAAP net loss of $(0.3) million for the comparable period in fiscal 2013. GAAP net income per share was $0.01, based on 14.7 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.03) for the comparable period in fiscal 2013, based on 13.3 million diluted weighted average shares outstanding.

•	Non-GAAP net income was $0.4 million, or $0.03 per diluted share in the fourth quarter of fiscal 2014, compared to non-GAAP net loss of $(0.1) million, or $(0.01) per diluted share, in the comparable period in fiscal 2013.

Full Year Fiscal 2014 Financial Highlights

Revenue

•	Total revenue for the full year fiscal 2014, which ended January 31, 2014, was $54.5 million, an increase of 12% compared to $48.9 million in fiscal 2013. Revenue in fiscal 2014 grew by 14% on a constant currency basis, compared with fiscal 2013.

•	License revenue was $44.6 million in fiscal 2014, compared to $41.2 million in fiscal 2013, representing an increase of 8%, or 11% on a constant currency basis.

•	Project revenue was $9.9 million in fiscal 2014, compared to $7.7 million in fiscal 2013, representing an increase of 29%, or 33% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(0.1) million in fiscal 2014, compared to GAAP income from operations of $2.0 million in fiscal 2013.

•	Non-GAAP income from operations was $1.4 million in fiscal 2014, compared to non-GAAP income from operations of $3.3 million in fiscal 2013.

•	Adjusted EBITDA was $3.3 million in fiscal 2014, compared to $4.9 million in fiscal 2013.

•	GAAP net loss was $(0.7) million in fiscal 2014, compared to GAAP net income of $0.8 million in fiscal 2013. GAAP net loss per share was $(0.05), based on 13.3 million diluted weighted average shares outstanding, compared to GAAP net income per share of $0.06 in fiscal 2013, based on 12.9 million diluted weighted average shares outstanding.

•	Non-GAAP net income was $0.3 million, or $0.02 per diluted share, in fiscal 2014, compared to non-GAAP net income of $1.6 million, or $0.13 per diluted share, in fiscal 2013.

Balance Sheet

•	The company had $28.8 million in cash and cash equivalents at January 31, 2014, compared to $25.4 million at October 31, 2013 and $30.7 million at January 31, 2013.

•	The company exited fiscal 2014 without any debt compared to $6.8 million of debt at January 31, 2013.

Business Outlook

Based on information available as of March 24, 2014, Exa is issuing guidance for the first quarter and full year fiscal 2015 as indicated below.

First Quarter Fiscal 2015:

•	Total revenue is expected to be in the range of $13.8 million to $14.2 million.

•	GAAP net loss is expected to be in the range of $(1.0) million to $(0.9) million.

•	Non-GAAP net loss is expected to be in the range of $(0.7) million to $(0.5) million.

•	Adjusted EBITDA is expected to be in the range of $(0.6) million to $(0.3) million.

•	Basic share count for the first quarter is estimated to be 13.7 million shares.

•	Diluted share count for the first quarter is estimated to be 14.8 million shares.

Full Year Fiscal 2015:

•	Total revenue is expected to be in the range of $60.5 million to $63.0 million.

•	GAAP net loss is expected to be in the range of $(1.6) million to $(1.2) million.

•	Non-GAAP net (loss) income is expected to be in the range of $(0.2) to $0.3 million.

•	Adjusted EBITDA is expected to be in the range of $2.4 million to $3.2 million.

•	Basic share count for the full year is estimated to be 13.7 million shares.

•	Diluted share count for the full year is estimated to be 14.8 million shares.

The above guidance assumes an exchange rate of 1.35 US dollars per Euro and 100.0 Japanese yen per US dollar for fiscal year 2015.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP income (loss) from operations and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s fourth quarter and full year fiscal 2014 financial results conference call
When:	Monday, March 24, 2014
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 4958323, Domestic
(404) 537-3406, Passcode 4958323, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, loss on extinguishment of debt, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Exa’s simulation solutions enable their customers to gain crucial insight into design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, Exa’s customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2013, and Form 10-Q for the quarter-ended October 31, 2013, and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	January 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$28,753	$30,716
Accounts receivable	27,245	27,840
Deferred tax assets	2,213	970
Prepaid expenses and other current assets	2,108	1,938

Total current assets	60,319	61,464
Property and equipment, net	7,356	6,176
Intangible assets, net	2,745	3,096
Deferred tax assets	13,306	12,274
Other assets	1,123	1,060

Total assets	$84,849	$84,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,684	$1,743
Accrued expenses	10,285	7,284
Current portion of long-term debt, net of discount (1)	—	1,747
Current portion of deferred revenue	30,594	26,013
Current maturities of capital lease obligations	2,426	2,051

Total current liabilities	44,989	38,838
Long-term debt, net of current portion and discount (1)	—	5,024
Deferred revenue	273	128
Capital lease obligations	2,695	2,818
Other long-term liabilities	528	1,009
Deferred rent	831	1,482

Total liabilities	49,316	49,299

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 and 195,000,000 shares authorized, respectively; 13,388,712 and 13,319,715 shares issued, respectively; 13,356,210 and 13,287,213 shares outstanding, respectively	13	13
Additional paid-in capital	85,201	83,786
Accumulated deficit	(49,721)	(49,012)
Treasury stock (32,502 common shares, at cost)	—	—
Accumulated other comprehensive income (loss)	40	(16)

Total stockholders’ equity	35,533	34,771

Total liabilities and stockholders’ equity	$84,849	$84,070

(1) Includes amounts due to a related party, as follows:

	January 31,
	2014	2013

Current portion of long-term debt	$—	$274
Long-term debt, net of current portion	$—	$499

EXA CORPORATION

Consolidated Statements of Operations and Statements of Comprehensive Income (Loss)

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended January 31,		Years Ended January 31,
	2014	2013	2014	2013

Revenue:
License revenue	$12,047	$10,606	$44,579	$41,151
Project revenue	3,167	2,523	9,935	7,717

Total revenues	15,214	13,129	54,514	48,868

Operating expenses (1):
Cost of revenues	4,432	4,175	15,959	14,154
Sales and marketing	3,004	2,277	9,543	7,115
Research and development	4,976	4,277	18,240	16,687
General and administrative (2)	2,961	2,591	10,894	8,952

Total operating expenses	15,373	13,320	54,636	46,908

(Loss) income from operations	(159)	(191)	(122)	1,960

Other expense, net:
Foreign exchange (loss) gain	(58)	(194)	(83)	17
Interest expense	(66)	(409)	(694)	(1,635)
Interest income	2	1	15	4
Loss on extinguishment of debt	—	—	(755)	—
Other income, net	3	16	10	529

Total other expense, net	(119)	(586)	(1,507)	(1,085)

(Loss) income before income taxes	(278)	(777)	(1,629)	875
Benefit (provision) for income taxes	392	437	920	(112)

Net income (loss)	$114	$(340)	$(709)	$763

Net income (loss) per share:
Basic	$0.01	$(0.03)	$(0.05)	$0.10
Diluted	$0.01	$(0.03)	$(0.05)	$0.06
Weighted average shares outstanding used in computing net income (loss) per share:
Basic	13,350,753	13,276,463	13,326,883	7,929,364
Diluted	14,738,356	13,276,463	13,326,883	12,896,487

Comprehensive (loss) income:
Net income (loss)	$114	$(340)	$(709)	$763
Foreign currency translation adjustments	(20)	24	56	37

Comprehensive income (loss)	$94	$(316)	$(653)	$800

(1) Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2014	2013	2014	2013

Cost of revenues	$38	$29	$137	$111
Sales and marketing	70	48	239	190
Research and development	112	75	376	308
General and administrative	144	62	458	315

Total	$364	$214	$1,210	$924

(2) Includes amortization expense related to intangible assets as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2014	2013	2014	2013

General and administrative	$88	$91	$351	$383

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Years Ended January 31,
	2014	2013
Cash flows provided by (used in) operating activities:
Net (loss) income	$(709)	$763
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,185	2,009
Stock-based compensation expense	1,210	924
Deferred rent expense	(555)	(148)
Non-cash interest	162	579
Loss on extinguishment of debt, non-cash portion	465	—
Mark-to-market adjustment of preferred stock warrant liability	—	(228)
Mark-to-market adjustment of equity participation right	—	(276)
Deferred income taxes	(2,171)	(767)
Net change in operating assets and liabilities:
Accounts receivable	610	(8,648)
Prepaid expenses and other current assets	(199)	(728)
Other assets	(61)	2,117
Accounts payable	(57)	(773)
Accrued expenses	2,921	(1,609)
Other liabilities	(221)	(65)
Deferred revenue	4,847	(2,575)

Net cash provided by (used in) operating activities	8,427	(9,425)

Cash flows used in investing activities:
Purchases of property and equipment	(746)	(419)

Net cash used in investing activities	(746)	(419)

Cash flows (used in) provided by financing activities:
Net decrease in line of credit	—	(7,000)
Proceeds from borrowings under long-term debt	—	3,500
Proceeds from stock option and warrant exercises	205	92
Payments of long-term debt	(7,365)	(1,135)
Payments of capital lease obligations	(2,106)	(1,060)
Proceeds from initial public offering, net of $4,174 issuance costs	—	34,576
Payment of debt and line of credit issuance costs	(213)	(100)

Net cash (used in) provided by financing activities	(9,479)	28,873

Effect of exchange rate changes on cash	(165)	219

Net (decrease) increase in cash and cash equivalents	(1,963)	19,248

Cash and cash equivalents, beginning of period	30,716	11,468

Cash and cash equivalents, end of period	$28,753	$30,716

Supplemental cash flow disclosures:
Cash paid for interest	$599	$1,036
Cash paid for income taxes	$821	$1,609
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$2,358	$3,821
Conversion of preferred stock into common stock	$—	$32,685
Conversion of preferred stock warrants into common stock warrants	$—	$1,324

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:
	Three Months Ended		Years Ended
	January 31,		January 31,
	2014	2013	2014	2013

Net income (loss)	$114	$(340)	$(709)	$763
Add back:
Depreciation and amortization	624	688	2,185	2,009
Interest expense, net	64	408	679	1,631
Loss on extinguishment of debt	—	—	755	—
Other income, net	(3)	(16)	(10)	(529)
Foreign exchange loss (gain)	58	194	83	(17)
(Benefit) provision for income taxes	(392)	(437)	(920)	112

EBITDA	465	497	2,063	3,969
Stock-based compensation expense	364	214	1,210	924

Adjusted EBITDA	$829	$711	$3,273	$4,893

Non-GAAP operating income:
	Three Months Ended		Years Ended
	January 31,		January 31,
	2014	2013	2014	2013

Operating (loss) income	$(159)	$(191)	$(122)	$1,960
Add back:
Stock-based compensation expense	364	214	1,210	924
Amortization of acquired intangible assets	88	91	351	383

Non-GAAP operating income	$293	$114	$1,439	$3,267

Non-GAAP net income (loss):
	Three Months Ended		Years Ended
	January 31,		January 31,
	2014	2013	2014	2013

Net income (loss)	$114	$(340)	$(709)	$763
Add back:
Stock-based compensation expense	364	214	1,210	924
Amortization of acquired intangible assets	88	91	351	383
Income tax effect (1)	(158)	(106)	(546)	(454)

Non-GAAP net income (loss)	$408	$(141)	$306	$1,616

Non-GAAP net income (loss), per diluted share:
	Three Months Ended		Years Ended
	January 31,		January 31,
	2014	2013	2014	2013

Net income (loss), per diluted share (2)	$0.01	$(0.03)	$(0.05)	$0.06
Add back:
Stock-based compensation expense	0.02	0.02	0.09	0.07
Amortization of acquired intangible assets	0.01	0.01	0.03	0.03
Income tax effect (1)	(0.01)	(0.01)	(0.04)	(0.04)

Non-GAAP net income (loss), per diluted share (2)(3):	$0.03	$(0.01)	$0.02	$0.13

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.7 million and 13.3 million for the three months ended January 31, 2014 and 2013, respectively, and approximately 13.3 million and 12.9 million for the fiscal years ended January 31, 2014 and 2013, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:
(in millions)	Three Months Ended April 30, 2014	Year Ended January 31, 2015

Net loss	$(1.0) - (0.9)	$(1.6) - (1.2)
Add back:
Depreciation and amortization	0.7	3.0
Interest expense, net	0.1	0.4
Benefit for income taxes	(0.8) - (0.6)	(1.2) - (0.8)

EBITDA	(1.0) - (0.7)	0.6 - 1.4
Stock-based compensation expense	0.4	1.8

Adjusted EBITDA	$(0.6) - (0.3)	$2.4 - 3.2

Non-GAAP net (loss) income:
(in millions)	Three Months Ended April 30, 2014	Year Ended January 31, 2015

Net loss	$(1.0) - (0.9)	$(1.6) - (1.2)
Add back:
Stock-based compensation expense	0.4	1.8
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2) - (0.1)	(0.8) - (0.7)

Non-GAAP net (loss) income	$(0.7) - (0.5)	$(0.2) - 0.3

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.